U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PTK ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2970136
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4601 Wilshire Boulevard Suite 240 Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-239149

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock, and one Warrant to acquire three-quarters of one share of Common Stock	NYSE American, LLC
Common Stock, par value $0.0001 per share	NYSE American, LLC
Warrants, each whole warrant exercisable for three quarters of a share of Common Stock at an exercise price of $11.50	NYSE American, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase shares of common stock of PTK Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-239149) filed with the U.S. Securities and Exchange Commission on June 12, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-239149), filed with the Securities and Exchange Commission on July 8, 2020).

10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-239149), filed with the Securities and Exchange Commission on June 12, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

PTK ACQUISITION CORP.

By:	/s/ Peter Kuo
Peter Kuo
Chief Executive Officer

Dated: July 8, 2020

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